Exhibit 10.12

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (hereinafter referred to as the “Assignment Agreement”), made as of this 15th day of September 2017 (the “Effective Date”) by and between MacKenzie Development Company, LLC (“Assignor”) and Adams-Aumiller Properties, LLC (“Assignee”).

RECITALS

WHEREAS, Assignor, Cavalier Development Group, LLC (“Cavalier”) and SeD Maryland Development, LLC (“Owner”) entered into a Project Development and Management Agreement for Ballenger Run PUD dated February 25, 2015 (the “Contract”), a copy of which is attached as Exhibit A hereto and made part of hereof by reference; and

WHEREAS, the Assignor now desires to assign and transfer all of its rights, obligations, and interests in the Contract to the Assignee pursuant to this Assignment Agreement; the Assignee desires to accept the assignment of all the Assignor’s rights, obligations, and interests in the Contract pursuant to this Assignment Agreement; and Cavalier and Owner desire to consent to the assignment from the Assignor to the Assignee.

NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual entry into this Agreement by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the parties hereto hereby agree as follows:

Section 1. Assignment. The Assignor hereby assigns to the Assignee, and the Assignee hereby accepts and assumes from the Assignor, all of the Assignor’s rights, obligations and interest in and to the Contract from and after the date hereof. Assignee represents it has reviewed the Contract, including Exhibit A and the addendum to Exhibit A titled “MacKenzie Development Company, LLC Qualifications”. Assignee represents that Adams-Aumiller Properties, LLC has the same qualifications as the qualifications listed in “MacKenzie Development Company, LLC Qualifications”.

Section 2. Consent. Cavalier and Owner hereby consent to the assignment from the Assignor to the Assignee of all of Assignor’s rights, obligations, and interest in the Contract and agree to permit Assignor to assign to Assignee all its rights, obligations, and interest in the Contract, and permit Assignee to assume from Assignor all its rights, obligations, and interest in the Contract.

Section 3. Compensation. Under the Contract, including but not limited to Section 4 and Section 5, there is no compensation, fees, reimbursements, or any amounts due to Assignor from Owner as of the Effective Date. Any compensation due under the Contract for services provided on or after the Effective Date shall be due to Assignee.

Section 4. Indemnification. The Assignor shall, and by its execution of this Assignment Agreement, does indemnify and hold harmless Assignee from and against any and all loss, damage, expense, liability or claim of liability which Assignee may incur at any time hereafter resulting from any action taken by the Assignor under the Contract prior to the date of this Assignment Agreement. The Assignee shall, and by its execution of this Assignment Agreement, does indemnify and hold harmless Assignor from and against any and all loss, damage, expense, liability or claim of liability which Assignor may incur resulting from any action taken by the Assignee under the Contract after the date of this Assignment Agreement.

Section 5. Specific Amendments.

a)
The sixth sentence of Section 2 of the Contract ([Robert J. Aumiller Jr. of MacKenzie will act as the primary point of contact for the Owner and as the “owner’s representative”]) shall be amended to read: “Robert J. Aumiller of Adams-Aumiller Properties, LLC will act as the primary point of contact for the Owner and as the Owner’s representative.
b)
The following sentence in Section 4, “Developers will be permitted to allocate monthly fees and lot settlement fees between MacKenzie and Cavalier and submit separate monthly invoices to be paid directly by the Owner.”, shall be amended to read: “Developers will be permitted to allocate monthly fees and lot settlement fees between Adams-Aumiller Properties, LLC and Cavalier and submit separate monthly invoices to be paid directly by the Owner.”
c)
Section 14 of the Contract: “Furthermore, Developers hereby certify that Charles W.S. MacKenzie is not an officer, member or employee of Developers or MacKenzie Development Company, LLC and in no way receives any compensation, fees or equity from Developers” shall be deleted.
d)
The addendum to the Exhibit A title “MacKenzie Development Company, LLC Qualifications” shall be deleted.

Section 6. Notices. The Notice requirement to MacKenzie is deleted in its entirely and replaced with the following Notice to Assignee:

Adams-Aumiller Properties, LLC
6247 Falls Road, Building H
Baltimore, MD 21209
Attn: Robb Aumiller
robb@adams-aumiller.com

IN WITNESS WHEREOF, each party hereto has executed and sealed this Agreement by its duly authorized representative, as of the day and year first above written.

WITNESS:	ASSIGNOR
MacKenzie Development Company, LLC

	By:	/s/ Gary T. Gill	(SEAL)
Gary T. Gill, Executive Vice President

WITNESS:	ASSIGNEE
Adams-Aumiller Properties, LLC

	By:	/s/ Robert J. Aumiller, Jr.	(SEAL)
Robert J. Aumiller, Jr., Manager

Consent to this Assignment and Assumption Agreement:

WITNESS:	CAVALIER
Cavalier Development Group, LLC

	By:	/s/ Stephen P. Oder	(SEAL)
Stephen P. Oder, Manager

WITNESS:	OWNER
SeD Maryland Development, LLC
By: SeD Development Management, LLC, Manager

	By:	/s/ Charles W.S. MacKenzie	(SEAL)
Charles W.S. MacKenzie, Manager

EXHIBIT A

Project Development and Management Agreement dated February 25, 2015